Exhibit 99.1

Nuvectis Pharma, Inc. Reports First Quarter 2024 Financial Results and Business Highlights

•	Encouraging preliminary data announced from the NXP800 Phase 1b study in platinum resistant, ARID1a-mutated ovarian cancer, a program granted Fast Track Designation by the US FDA

•	Data presented at the 2024 AACR demonstrate NXP900's robust activity in non-small cell cancer cell lines

•	Several clinical data updates expected in 2H 2024

May 7, 2024, Fort Lee, NJ - Nuvectis Pharma, Inc. (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology, today reported its financial results for the first quarter 2024 and provided an update on recent business progress.

Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis, commented, "Our clinical development programs for NXP800 and NXP900 continued to advance nicely in the first quarter of 2024. For NXP800, we announced encouraging preliminary data from the Phase 1b study in platinum resistant, ARID1a-mutated ovarian cancer. We believe these data provide early evidence for the potential activity of NXP800 in this deadly disease. We are also pleased with the recent increase in patient enrollment into the study as more clinical sites are now fully activated. In addition, our collaboration with the Mayo Clinic investigating NXP800 as a treatment option for patients with cholangiocarcinoma is also advancing, providing a second potential opportunity for NXP800 in another disease representing a severe unmet medical need."

Mr. Bentsur continued, "With respect to NXP900, the Phase 1a dose-escalation study continues as planned, and we recently presented new preclinical data at the 2024 AACR conference confirming the report by AstraZeneca researchers previously published in Nature Communications that adding NXP900 to osimertinib, the active ingredient in TAGRISSO®, an epidermal growth factor receptor (EGFR) inhibitor, re-sensitizes resistant non-small cell lung cancer (NSCLC) cells to osimertinib. In addition, we presented new preclinical data demonstrating the potential synergy between NXP900 and alectinib, the active ingredient in ALECENSA®, in anaplastic lymphoma kinase (ALK)-mutated NSCLC cells. EGFR and ALK inhibitors are important therapies against NSCLC and these preclinical data for NXP900 demonstrate its potential in reversing resistance to EGFR and ALK targeted agents."

Mr. Bentsur concluded, "2024 is shaping up to be a potentially transformational year for Nuvectis with several clinical data updates expected in the second half of the year. Importantly, we remain cash flow efficient and ended the quarter with approximately $19.5 million in cash, which we believe provides runway into 2H 2025."

First Quarter 2024 Financial Results

Cash, and cash equivalents were $19.5 million as of March 31, 2024, compared to $19.1 million as of December 31, 2023. The increase of $0.4 million in the cash balance in the first quarter of 2024 is a result of the utilization of the at-the-market facility, partially offset by the operating expenses for the quarter.

The Company's net loss was $4.2 million for the three months ended March 31, 2024, compared to $4.0 million for the three months ended March 31, 2023, an increase in net loss of $0.2 million. Net loss for the first quarter of 2024 fiscal year included $1.3 million in non-cash stock-based compensation.

Research and development expenses, including non-cash stock-based compensation, were $2.7 million for the three months ended March 31, 2024, compared to $2.4 million for the three months ended March 31, 2023, an increase of $0.3 million.

General and administrative expenses, including non-cash stock-based compensation, were $1.7 million for the three months ended March 31, 2024, compared to $1.7 million for the three months ended March 31, 2023.

Interest income was $0.2 million for the three months ended March 31, 2024, compared to $0.1 million for the three months ended March 31, 2023, an increase of $0.1 million.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. The Company is currently developing two clinical-stage drug candidates, NXP800 and NXP900. NXP800 is an oral small molecule GCN2 activator currently in a Phase 1b clinical trial for the treatment for platinum resistant, ARID1a-mutated ovarian carcinoma and in an Investigator-sponsored clinical trial for the treatment of cholangiocarcinoma. The U.S. Food and Drug Administration granted Fast Track Designation to the NXP800 development program in platinum resistant, ARID1a-mutated ovarian carcinoma, and Orphan Drug Designation for the treatment of cholangiocarcinoma. NXP900 is an oral small molecule inhibitor of the SRC Family of Kinases (SFK), including SRC and YES1. NXP900 has a unique mechanism of action in that it inhibits both the catalytic and scaffolding functions of the SRC kinase thereby providing complete shutdown of the signaling pathway. NXP900 is currently in a Phase 1a dose escalation study.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate”, "believe”, "contemplate”, "could”, "estimate”, "expect”, "intend”, "seek”, "may”, "might”, "plan”, "potential”, "predict”, "project”, "target”, "aim”, "should”, "will”, "would”, or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nuvectis Pharma, Inc.'s current expectations, estimates, and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict and include statements regarding the conclusions and interpretation of preclinical data generated to date for NXP800 and NXP900, including preclinical experiments highlighting NXP900's potential to become a viable therapeutic option as a single-agent or in combination with other approved drugs for the treatment of non-small cell lung cancer and other diseases, the conclusions and interpretation of the Phase 1a data generated for NXP800 and the timing and clinical expectations for the NXP800 Phase 1b study, including statements regarding NXP800's potential ability to become a therapeutic option for the treatment of platinum-resistant, ARID1a-mutated ovarian carcinoma, cholangiocarcinoma and potentially other cancer indications, and the timing of and expectations for the Phase 1a study for NXP900. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled "Risk Factors" in our 2023 Form 10-K filed with the Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact

Ron Bentsur

Chairman, Chief Executive Officer and President

201-614-3151

rbentsur@nuvectis.com

Media Relations Contact

Christopher M. Calabrese

LifeSci Advisors

Tel: 917-680-5608

ccalabrese@lifesciadvisors.com

NUVECTIS PHARMA, INC.

BALANCE SHEET

(USD in thousands, except per share and share amounts)

	March 31,	December 31,
	2024	2023
Assets
CURRENT ASSETS:
Cash and cash equivalents	$19,464	$19,126
Other current assets	250	59
TOTAL CURRENT ASSETS	19,714	19,185

TOTAL ASSETS	$19,714	$19,185

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payables	$1,759	$2,771
Accrued liabilities	486	415
Employee compensation and benefits	3,447	3,798
TOTAL CURRENT LIABILITIES	5,692	6,984
TOTAL LIABILITIES	5,692	6,984

COMMITMENTS AND CONTINGENCIES,

SHAREHOLDERS’ EQUITY:
Common Shares, $0.00001 par value – 60,000,000 shares authorized as of March 31, 2024, and December 31, 2023, respectively, 18,356,060, and 17,418,886 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	*	*
Additional paid in capital	72,438	66,446
Accumulated deficit	(58,416)	(54,245)
TOTAL SHAREHOLDERS’ EQUITY	14,022	12,201
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$19,714	$19,185

*	Represents an amount lower than $1,000 USD.

NUVECTIS PHARMA, INC.

STATEMENT OF OPERATIONS

(USD in thousands, except per share and share amounts)

	Three Months Ended March 31,
	2024	2023
OPERATING EXPENSES:
Research and development	$2,660	$2,367
General and administrative	1,736	1,734

OPERATING LOSS	(4,396)	(4,101)
Finance income	225	52

NET LOSS	$(4,171)	$(4,049)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(4,171)	$(4,049)
BASIC AND DILUTED NET LOSS PER COMMON SHARES OUTSTANDING	$(0.25)	$(0.27)
Basic and diluted weighted average number of common shares outstanding	16,559,335	14,724,249